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                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                             HELMERICH & PAYNE, INC.


                                  - - -oOo- - -


                                     OFFICES

         1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

         2. The corporation may also have offices at Tulsa, Oklahoma, and at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                      SEAL

         3. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



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                             STOCKHOLDERS' MEETINGS

         4. All meetings of the stockholders for the election of Directors shall be held at the principal office of the corporation in Tulsa, Oklahoma. Special meetings of stockholders for any other purpose may be held at such place and time as shall be stated in the notice of the meeting.

         5. An annual meeting of stockholders, after the year 1940, shall be held on the first Wednesday of March in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 12:00 o'clock noon, when they shall elect by a plurality vote, by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting.

         6. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present, or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Unless otherwise provided by statute, a plurality of the votes cast at any meeting


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of the stockholders at which a quorum is present shall be necessary for the authorization of any action or the transaction of any business at such meeting and, except as provided in Section 5 above for the election of Directors, the vote need not be by ballot unless a vote by ballot is demanded by a stockholder present at the meeting.

         7. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the corporation within twenty days next preceding such election of Directors.

         8. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the corporation, at least ten (10) days prior to the meeting.

         9. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where



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the election is to be held, at least ten days before every election, and shall at all times during the usual hours for business and during the whole time of said election, be open to the examination of any stockholder.

         10. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

         11. Business transacted at all special meetings shall be confined to the objects stated in the call.

         12. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed at least ten
(10) days before such meeting to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

         12.1 Without limiting any other notice requirements imposed by law, the Certificate of Incorporation or these By-laws, any nomination for election to the Board of Directors or other proposal to be presented by any stockholder at a stockholder meeting will be properly presented only if written notice of such stockholder's intent to make such nomination or proposal has been delivered or mailed to and received by the Secretary, not later than (i) for an annual meeting to be held on the first Wednesday in March or an annual meeting to be held on any other date for which the corporation gives at least 90 days prior notice of such date to



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stockholders, not less than 50 nor more than 75 days prior to such meeting, or
(ii) for any other annual meeting or a special meeting, the close of business on the tenth day after notice of such meeting is first given to stockholders. Such notice by the stockholder to the corporation shall set forth in reasonable detail information concerning the nominee (in the case of a nomination for election to the Board of Directors) or the substance of the proposal (in the case of any other stockholder proposal), and shall include, without limiting the foregoing: (a) the name and address of the stockholder who intends to present the nomination or other proposal and of the person or persons, if any, to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice; (c) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination or other proposal is to be made by the stockholder; (d) such other information regarding each proposal and each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nomination or other proposal been made by the Board of Directors; and (e) the consent of each nominee, if any, to serve as a Director of the corporation if elected. The chairman of the meeting may, in his sole discretion, refuse to acknowledge a nomination or other proposal



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presented by any person that does not comply with the foregoing procedure.

         13. A. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with to the extent permitted by law, if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. A minute of any such corporate action consented to in writing by all the stockholders shall be inserted in the records of the corporation as of the date such action was taken. The minute shall state that such action was taken in lieu of an annual or a special meeting or other action required to be taken by the stockholders, and the written consent of all the stockholders shall either appear at the foot of such minute or be filed with the records of the corporation with such minute.

             B. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice, request the Board of Directors to fix a record date. Within ten days after receiving such a notice, the Board of Directors shall fix as a record date for such proposed action by written consent such date as the Board shall consider appropriate in the circumstances.



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                                    DIRECTORS

         14. A. The number of Directors which shall con-stitute the entire Board shall be ten, which number may from time to time be increased or decreased by a majority of the entire Board of Directors, but shall in no event be less than three. If the number of Directors be increased, as hereinabove provided or otherwise pursuant to law, such increase shall be deemed to create vacancies to be filled as hereinafter prescribed. Directors need not be stockholders. No person shall be eligible to be nominated to be a Director who will have attained the age of 72 years on or before the Annual Meeting of Stockholders at which he or she is to be elected nor shall any Director be eligible to be appointed by the Board of Directors to fill a vacancy if he or she has or shall have attained the age of 72 years at the time of appointment. No Officer of the Company, other than a person who is or has been Chairman of the Board or President, shall become nor may remain a Member of the Board of Directors after ceasing to be an officer.

         B. The Board of Directors shall be divided into three classes: one class of Directors composed of three Directors and known as the First Class shall be those Directors elected for a three-year term at the Annual Meeting of Stockholders held March 5, 1980; another class of Directors composed of three Directors and known as the Second Class shall be those Directors elected for a three-year term at the Annual Meeting of Stockholders held March 1, 1978; and another class of Directors composed of three Directors and known as the Third Class shall be those Directors elected for a three-year term at the Annual Meeting of Stockholders held March



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7, 1979, and one additional Director elected at the Special Meeting of the Board of Directors held May 13, 1980, as the third member of the Third Class. At each succeeding Annual Meeting of Stockholders successors to the class of Directors whose term expires in that year will be elected for a three-year term. Vacancies in any class that occur prior to the expiration of the then current term of such class if filled by the Board of Directors shall be filled for the remainder of the full term of such class. If the number of Directors is changed, any increase or decrease of Directors shall be apportioned among the classes so as to establish or maintain equality in number among the classes and any additional Director elected to any class shall hold office for a term which shall coincide with the term of such class. Where the number of Directors constituting the whole Board is such that it is impossible to establish or maintain complete equality in number among the classes, the increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, and so that the Third Class does not have more members than either the First or Second Class and the Second Class does not have more members than the First Class. Except as otherwise provided for filling vacancies, the Directors of the Company shall be elected by class at the Annual Meeting of Stockholders to serve until their successors are elected and qualified.

         15. The Directors may hold their meetings and keep the books of the corporation, except the original or duplicate stock ledger,



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outside of Delaware at such places as they may from time to time determine.

         16. If the office of any Director or Directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining Directors, though less than a quorum, shall choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of Directors.

         17. The property and business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

                             COMMITTEES OF DIRECTORS

         18. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.



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         19. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                            COMPENSATION OF DIRECTORS

         20. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

         21. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              MEETINGS OF THE BOARD

            22. The first meeting of each newly elected Board shall be held at such time and place either within or without the State of Delaware as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting; provided a majority of the whole Board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the Directors.

            23. Regular meetings of the Board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the Board.


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            24. Special meetings may be called by the Chairman of the Board, the
   President or the Secretary on no less than twenty-four (24) hours notice to each Director, either personally, by mail (regular or express), facsimile transmission, e-mail, telegram or by any combination thereof. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Board of Directors. Notice of the calling of any special meeting may be disseminated in any manner set forth above by the person calling the meeting or the Secretary or any Assistant Secretary provided such notice indicates the person who has duly called the same. Each such notice shall state the time and place of the meeting to be so held. Except as otherwise specifically provided in these By-laws, no notice of the objects or purposes of any special meeting of the Board of Directors need be given and, unless otherwise indicated in the notice thereof, any and all business may be transacted at any such special meeting.

            25. At all meetings of the Board four (4) Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, expect as may be otherwise specifically provided by statute or by the Certificate of Incorporation, or by these By-laws.


                                    OFFICERS


            26. The officers of the corporation shall be chosen by the Directors, who at any time, may elect a Chairman of the



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   Board, a Chief Executive Officer, a Chief Operating Officer, a President, one
   or more Vice-Presidents, a Secretary, and a Treasurer. The Directors may also designate any one or more Vice-Presidents, as Executive Vice-Presidents, Senior Vice-Presidents, Financial Vice-President or otherwise and may elect or appoint such additional officers, including Assistant Secretaries and Assistant Treasurers, and agents as the Directors may deem advisable. Any two or more offices may be held by the same person, except the offices of Chairman of the Board and Secretary and the offices of President and Secretary.

            27. The Board of Directors, at its first meeting after each annual meeting of stockholders, or as soon as conveniently possible, shall choose the principal officers, none of whom, except the Chairman of the Board, need be a member of the Board.

            28. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors. No officer or agent shall be ineligible to receive such salary by reason of the fact that he is also a Director of the corporation and receiving compensation therefor.

            29. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

            30. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.


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                              CHAIRMAN OF THE BOARD

            31. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the Board of Directors. He shall have such other powers and perform such other duties as the Board of Directors or its Executive Committee may from time to time prescribe.

                             CHIEF EXECUTIVE OFFICER

            32. The Chief Executive Officer shall have general active management of the business of the corporation, and in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board of Directors; and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have such other powers and perform such other duties as the Board of Directors or its Executive Committee may from time to time prescribe.

                             CHIEF OPERATING OFFICER

            33. In the event that the Board of Directors shall have chosen a Chief Executive Officer, they may choose a Chief Operating Officer. The Chief Operating Officer, shall have general direction of the supervision over the ordinary details relating to the corporation's production and exploration, drilling, chemicals, real estate, and administrative departments; he shall always proceed, however, pursuant to the



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   instructions of the Chief Executive Officer. It shall be the duty of the
   Chief Operating Officer to report to the Chief Executive Officer daily the exact nature, extent, terms and conditions of all business, contracts and commitments; to render promptly such statements and reports touching upon the business of the corporation in his charge as may be called for from time to time by the Chief Executive Officer or by the Board of Directors; and to perform such other duties as may be prescribed from time to time by the Board of Directors.

                                  THE PRESIDENT

            34. The President, in the absence of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the stockholders and the Board of Directors. He shall have, subject to the authority of the Chairman of the Board and/or the Chief Executive Officer, general supervision of the affairs of the corporation, shall sign or countersign all certificates, contracts, or other instruments of the corporation as authorized by the Board of Directors or as required by law, shall make reports to the Board of Directors and stockholders, and shall perform any and all other duties as are incident to his office or are properly required of him by the Board of Directors.

                                 VICE-PRESIDENTS

            35. The Vice-Presidents, in the order designated by the Board of Directors, shall, in the absence or disability of the President, or at his request, perform the duties and exercise the powers of the President and shall perform such other duties



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   as from time to time the Board of Directors shall prescribe.

                         THE SECRETARY AND THE TREASURER

            36. The Secretary and the Treasurer shall perform those duties as are incident to their offices, or are properly required of them by the Board of Directors, or are assigned to them by the Certificate of Incorporation or these By-Laws. The Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary perform the duties and exercise the powers of the Secretary, and shall perform any other duties as may be assigned by the Board of Directors, Chairman of the Board, Chief Executive Officer, President, or the Secretary. The Assistant Treasurers, in the order of their seniority, shall, in the absence of the Treasurer perform the duties and exercise the powers of the Treasurer, and shall perform any other duties as may be assigned by the Board of Directors, Chairman of the Board, Chief Executive Officer, President, or the Treasurer.

                           OTHER SUBORDINATE OFFICERS

            37. Other subordinate officers appointed by the Board of Directors shall exercise any powers and perform any duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

                              ABSENCE OR DISABILITY

            38. In case of the absence or disability of any officer of the corporation and of any person authorized to act in his or her place during such period of absence or disability, the Board of Directors may from time to time delegate the powers



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   and duties of that officer to any other officer, or any director, or any other person whom it may select.

                         VOTING CORPORATION'S SECURITIES

            39. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, in that order, or in the event of their inability to act, the Vice-President designated by the Board of Directors to act in the absence of the Chairman of the Board, the Chief Executive Officer or the President, shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                              CERTIFICATES OF STOCK

            40. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the chairman or vice-chairman of the board of directors or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary. If the corporation has a transfer agent or an assistant transfer agent or a


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   transfer clerk acting on its behalf and a registrar, the signature of any such officer may be a facsimile.

                               TRANSFERS OF STOCK

            41. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

            42. The board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the



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   stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                             REGISTERED STOCKHOLDERS

            43. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                LOST CERTIFICATE

            44. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed. The Board of Directors need not act specifically upon the replacement of each lost or destroyed certificate, but may delegate to the officers of the corporation the power to authorize, in writing, without further authority of the Board of Directors, the transfer agent of the corporation to issue a new certificate or certificates of stock in replacement of certificates alleged to have been lost, stolen, or destroyed; provided, however, that no replacement certificates shall be issued unless there shall first have been furnished to the corporation or its transfer agent satisfactory proof of such loss, theft, or destruction, and adequate protection to the corporation and its transfer agent under an appropriate bond of indemnity under which they shall be named as Obligee, and which bond shall be in an amount and form satisfactory to the officer of the corporation issuing the written authorization.

                                     CHECKS

            45. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such



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   other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

            46. The fiscal year shall begin the first day of October in each year.

                                    DIVIDENDS

            47. Dividends upon the capital stock of the corporation subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

            48. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may abolish any such reserve in the manner in which it was created.

                           DIRECTORS' ANNUAL STATEMENT

            49. The Board of Directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     NOTICES

            50. Whenever under the provisions of these By-laws notice



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   is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such Director or stockholder at such address as appears on the books of the corporation, or, in default of other address, to such Director or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

            51. Any notice required to be given under these By-laws may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein. Consent in writing to any action by all of the stockholders pursuant to By-law 13 shall be deemed a waiver by such stockholder of all notice in respect to such action.

                                   AMENDMENTS

            52. These By-laws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place for the election of Directors shall be made within sixty days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the election is held.

            APPROVED by the Board of Directors of the Corporation on December 5, 2001 and March 6, 2002.